                                                                    EXHIBIT 1.1

                                          SHARES
                               ----------

                          PREMIERE TECHNOLOGIES, INC.

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                              December    , 1997
                                                                       ---

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172


Dear Sirs:


     Certain stockholders of Premiere Technologies, Inc., a Georgia corporation (the "COMPANY"), named in Schedule I hereto (the "SELLING STOCKHOLDERS") severally propose to sell to you an aggregate of _______________ shares of the $0.01 par value Common Stock of the Company (the "SHARES"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto. The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

     Section 1.  Registration Statement and Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the
"COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Underwriting Agreement (the "AGREEMENT") with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "EXCHANGE ACT") that are deemed to be incorporated by reference in the Prospectus.
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     Section 2.  Agreements to Sell and Purchase and Lock-Up Agreements.  On the
basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder agrees, severally and not jointly, to sell the number of Shares set forth opposite such Selling Stockholder's name in Schedule I hereto, and you agree to purchase from each Selling Stockholder at a price per Share of $______ (the "PURCHASE PRICE") the number of Shares set forth opposite each Selling Shareholder's name in Schedule
I hereto.

     The Company and each Selling Stockholder hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock (including, without limitation, shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause
(i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise) for a period of 90 days after the date of the Prospectus without your prior written consent. Notwithstanding the foregoing, during such period, (i) the Selling Stockholders may make sales of Shares to you pursuant to this Agreement, (ii) the Company may grant stock options pursuant to the Company's existing stock option plans, including pursuant to the Company's existing stock option plans as they are contemplated to be amended as described in the Xpedite S-4 (as hereinafter defined), (iii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, and (iv) the Company may issue shares of its Common Stock, and securities convertible or exchangeable into shares of its Common Stock, pursuant to that certain registration statement on Form S-4 that was filed by the Company on November 5, 1997 (the "XPEDITE S-4") in connection with the Company's proposed acquisition of Xpedite Systems, Inc. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without your prior written consent (any such registration that is undertaken with your prior written consent being hereinafter called a "Permitted Registration"). In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus without your prior written consent, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, except that if the Company undertakes a Permitted Registration during such period, and the Selling Stockholder has the right to include securities in the registration statement filed in connection with such Permitted Registration pursuant to agreements that were in force prior to the date of the lock-up letter executed by such Selling Stockholder in connection with this offering and that remain in force as of the date of the filing of such registration statement, then the Selling Stockholder shall be permitted to exercise any such registration right with respect to such Permitted Registration; and, provided, that registration statements filed by the
                             --------
Company pursuant to that certain Registration Rights Agreement dated June 15, 1997 with respect to the resale by certain securityholders of the Company's 5-3/4% Convertible Subordinated Notes due 2004 and pursuant to paragraph (B) of that certain letter agreement dated

October 2, 1997 between certain Selling Stockholders and the Company to effectuate the "VOICE-TEL SHELF" (as such term is defined therein) shall be deemed a Permitted Registration.

     The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each Selling Stockholder, (ii) each of the directors and executive officers of the Company who is not a Selling Stockholder and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without your prior written consent, (A) engage in any of the transactions described in the first sentence of the foregoing paragraph or (B) except pursuant to a Permitted Registration as described in the preceding paragraph, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock. Notwithstanding the foregoing restrictions on transfer, the undersigned shall be permitted to make the following transfers:
(i) transfers made to you pursuant to this Agreement; (ii) transfers made by gift, provided the donee thereof agrees in writing to be bound by the terms hereof; (iii) transfers to the transferor's affiliates, as such term is defined by Rule 405 promulgated under the Act, provided that each transferee agrees in writing to be bound by the terms hereof; (iv) transfers made pursuant to a Permitted Registration; and (v) transfers made with your prior written consent.

     Section 3. Terms of Public Offering. The Selling Stockholders are advised by you that you propose (i) to make a public offering of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus at a price as may be determined by you in your sole discretion.

     Section 4. Delivery and Payment. Delivery to you of and payment for the Shares shall be made at 9:00 A.M., New York City time (the "CLOSING TIME"), on __________________ , 199__ (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Shares may be varied by agreement between you and the Company.

     Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date, with any transfer taxes thereon duly paid by the respective Selling Stockholders, for your account, against payment to the Selling Stockholders of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

     Section 5.  Agreements of the Company.  The Company agrees with you:

       (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective,

(iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

       (b) To furnish you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

       (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

       (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of your counsel a prospectus is required by law to be delivered in connection with sales by you or a dealer, to furnish in New York City to you and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as you or such dealer may reasonably request.

       (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to you and to any dealer as many copies thereof as you or such dealer may reasonably request.

       (f) Prior to any public offering of the Shares, to cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in
               --------  -------
connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so registered or qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

       (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

       (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

       (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to you and dealers in the quantities specified herein, (ii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iii) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of your counsel in connection with such registration or qualification and memoranda relating thereto), (iv) the filing fees and disbursements of your counsel in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vi) the costs and charges of any transfer agent, registrar and/or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves.

       (j) To use its best efforts to maintain the listing for quotation of the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market for a period of three years after the date of this Agreement.

       (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

       (l) Not to rescind, revoke, modify or otherwise amend its election to postpone the filing of the registration statement for the Voice-Tel Shelf until March 15, 1998.

       (m) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     Section 6. Representations and Warranties of the Company. The Company represents and warrants to you that:

       (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

       (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Act, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(B) will comply in all material respects with the requirements of the Act and
(v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or

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omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein.

       (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

       (d) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in or the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or on the Company's ability or right to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Except for the subsidiaries listed on Annex III hereto (the "SIGNIFICANT SUBSIDIARIES"), the Company does not have any subsidiary which is individually a "significant subsidiary" (as defined in Item 1-02 of Regulation S-X). For purposes of this Agreement, the term "subsidiary" includes any corporation, partnership, association or other entity in which the Company or any subsidiary, directly or indirectly, has a controlling ownership interest.

       (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

       (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

       (g) All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

       (h) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

       (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such violations or defaults which would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the Company's ability or right to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

       (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required in order to register the sale of the Shares pursuant to the Act or as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or on the Company's ability or right to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, except for such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the Company's ability or right to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

       (k) Except as disclosed in the Prospectus (or incorporated by reference therein), there are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or could reasonably be expected to be a party or to which any of their respective property is or could reasonably be expected to be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

       (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

       (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

       (n) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole; and except as disclosed in the Prospectus neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (o) The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Significant Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (q) This Agreement has been duly authorized, executed and delivered by the Company.

     (r) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

     (s) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (t)  The pro forma financial statements of the Company and its subsidiaries
              --- -----
and the related notes thereto set forth or incorporated by reference in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions described in or contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in
                     --- -----
accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical
                                         --- -----
information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma
                                                                 --- -----
financial statements.

     (u) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (w) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (x) Except as specifically disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

     (y) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, taken as a whole and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (z) Each certificate signed by any officer of the Company and delivered to you or your counsel shall be deemed to be a representation and warranty by the Company to you as to the matters covered thereby.

     Section 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to you that:

       (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (or, in the case of Selling Stockholders who hold convertible securities (the "HOLDERS OF CONVERTIBLE SECURITIES"), is the holder of securities that are immediately convertible into the Shares to be sold by such Selling Stockholders) and each Selling Stockholder (excluding the Holders of Convertible Securities) has, and on the Closing Date each Selling Stockholder (including the Holders of Convertible Securities) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

       (b) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and SunTrust Bank, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

       (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

       (d) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including, without limitation, the possible unavailability of specific performance and injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except that rights to indemnification and contribution thereunder may be limited under applicable securities laws.

       (e) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including, without limitation, the possible unavailability of specific performance and injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except that rights to indemnification and contribution thereunder may be limited under applicable securities laws; and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

       (f) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to you, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

       (g) The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require such Selling Stockholder to obtain any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required in order to register the sale of the Shares pursuant to the Act or as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

       (h) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which relates specifically to such Selling Stockholder and has been provided in writing to the Company for use in the Registration Statement does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (i) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), such Selling Stockholder will immediately notify you of such change.

     (j) Each certificate signed by or on behalf of such Selling Stockholder and delivered to you or your counsel shall be deemed to be a representation and warranty by such Selling Stockholder to you as to the matters covered thereby.

     (k) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by the Underwriting Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

     Section 8. Indemnification. (a) The Company and Premiere Communications, Inc., Voice-Tel Enterprises, Inc. and VoiceCom Systems Inc., each a subsidiary of the Company, jointly and severally, agree to indemnify and hold harmless each Selling Stockholder, its directors, its officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and you, your directors, your officers and each person, if any, who controls you within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any violation by the Company of the Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with the transactions contemplated hereunder, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you or any Selling Stockholder furnished in writing to the Company by you or such Selling Stockholder, respectively, expressly for use therein. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers, you, your directors, your officers, each person, if any, who controls you, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each of the other Selling Stockholders and each of their officers, directors, members, partners or control persons to the same extent as the indemnity set forth in the first sentence of Section 8(a) but only with reference to information relating specifically to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (after deducting discounts and commissions payable to you but before deducting any other expenses) received by such Selling Stockholder from you for the sale of the Shares sold by such Selling Stockholder hereunder.

       (b) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in the first sentence of Section 8(a) but only with reference to information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

       (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), you shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such separate counsel, except as provided below, shall be at your expense). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of the indemnified party unless (i) the employment of such separate counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such separate counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for you, your officers and directors and all persons, if any, who control you within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for you, your officers and directors and such control persons of you, such firm shall be designated in writing by you. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated by the written consent of Selling Stockholders representing a majority of the Shares sold pursuant to the transactions contemplated hereunder. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with
such reimbursement request.   No indemnifying party shall,
without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

       (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholders on the one hand and you on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders on the one hand and the total underwriting discounts and commissions received by you, on the other hand, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. Notwithstanding the immediately preceding sentence, if the losses, claims, damages or liabilities in respect of which contribution is being sought are caused by any untrue statement or alleged untrue statement of a material fact other than any such statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by (i) you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or (ii) any Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, then the relative benefits received by the Company on the one hand and you on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders (notwithstanding that the Company receives none of such proceeds) and the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover of the Prospectus, bear to the total price to the public of the Shares; and in such case, the parties hereto agree that for purposes of this sentence only, the Selling Stockholder
would be deemed to receive no benefits from the offering of the Shares.   The
relative faults, if any, of the Company, the Selling Stockholders and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholders and you agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

       (f) Each Selling Stockholder hereby designates CT Corporation System, 1633 Broadway, New York, New York, 10019, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by you, any of your directors or officers or any person controlling you asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in
Section 12 hereof.

     Section 9. Conditions of Your Obligations. Your obligation to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

       (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

       (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

       (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Boland T. Jones and Patrick G. Jones, in their capacities as the Chairman of the Board and Chief

Executive Officer and Senior Vice President Finance and Legal of the Company, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

       (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse to the Company and its subsidiaries, taken as a whole, and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

       (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received on the Closing Date a certificate executed by the Attorneys on behalf of each Selling Stockholder dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

       (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel, dated the Closing Date, of Alston & Bird LLP, counsel for the Company, to the effect that:

            (i) each of the Company and its Significant Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

            (ii) each of the Company and its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction listed on a schedule to be attached to such opinion, which schedule shall be reasonably acceptable to you and your counsel;

            (iii) to such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex II hereto;

            (iv) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights under the

     Company's Articles of Incorporation, under Georgia law or under any agreement known to such counsel;

            (v) all of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

            (vi) this Agreement has been duly authorized, executed and delivered by the Company;

            (vii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

            (viii) the Registration Statement has become effective under the Act and, to the knowledge of such counsel, after due inquiry, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

            (ix) the statements under the captions "Description of Capital Stock," "Business Legal Proceedings," "Price Range of Common Stock and Dividend Policy" and "Business Government Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

            (x) the descriptions in the Prospectus of the Articles of Incorporation and Bylaws of the Company and of statutes and contracts are accurate in all material respects;

            (xi) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

            (xii) the execution, delivery and performance of this Agreement by the Company, will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act or the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement described in the Registration Statement or previously filed (or incorporated by reference) as an exhibit to the Company's filings under the Securities Exchange Act of 1934 (collectively, "MATERIAL CONTRACTS"), (C) violate or conflict with any applicable law or any rule, regulation, judgment or, to such counsel's knowledge, any order, writ or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property;

            (xiii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required; provided, however, that such counsel need express no opinion with respect to any federal or state law or regulation involving the regulation of telecommunications or licensure thereunder;

            (xiv) the Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (xv) to such counsel's knowledge, except as described in the Registration Statement or with respect to rights that have been waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; and

            (xvi) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial and statistical data included therein as to which no opinion need be expressed) complied when so filed as to form in all material respects with the Exchange Act, (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act.

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, you, your counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus included therein (except for the financial statements, supporting schedules and other financial and statistical data as to which such counsel need not express any belief), nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except for the financial statements, supporting schedules and other financial and statistical data as to which such counsel need not express any belief), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In giving its opinion, such counsel may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of the Company and its subsidiaries, and (B) as to the qualification and good standing of the Company and any subsidiaries to do business in any jurisdiction, upon certificates of appropriate government officials in such jurisdictions. Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State or Georgia upon opinions of local counsel.

     The opinion of Alston & Bird LLP described in Section 9(f) above shall be rendered to you at the request of the Company and shall so state therein.

       (g) With respect to each Selling Stockholder, you shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, from counsel for each of the Selling Stockholders, to the effect that:


            (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

            (ii) such Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

            (iii) the Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including, without limitation, the possible unavailability of specific performance and injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except that rights to indemnification and contribution thereunder may be limited under applicable securities laws;

            (iv) the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including, without limitation, the possible unavailability of specific performance and injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except that rights to indemnification and contribution thereunder may be limited under applicable securities laws, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement;

            (v) upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement and assuming you take the Shares without notice of any adverse claim, good and valid title to such Shares will pass to you, free of all restrictions on transfer, liens, encumbrances, security interests and adverse claims whatsoever; and

            (vi) the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require such Selling Stockholder to obtain any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

     The opinions of counsel for the Selling Stockholders described in Section 9(g) above shall be rendered to you at the request of each respective Selling Stockholder and shall so state therein.

       (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Nelson Mullins Riley & Scarborough, L.L.P., your counsel, as to the matters referred to in Sections 9(f)(ix) (but only with respect to the statements under the caption "Underwriting") and clause 9(f)(xvi)(B).

     In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, you, counsel for the Company and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus included therein (except for the financial statements, supporting schedules and other financial and statistical data as to which such counsel need not express any belief), nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (except for the financial statements, supporting schedules and other financial and statistical data as to which such counsel need not express any belief), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from (A) Arthur Andersen LLP, independent public accountants with respect to the Company and its subsidiaries,
(B) Ernst & Young LLP, independent public accountants with respect to Xpedite Systems, Inc., and (C) Price Waterhouse, independent public accountants with respect to Xpedite Systems Limited, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

       (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Gerry, Friend & Spronov LLP, special Federal Communications Commission counsel for the Company, in the form attached hereto as Exhibit A.

       (k)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

       (l) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

       (m) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

       (n) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the

Shares on the terms and in the manner contemplated in the Prospectus; (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market; (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     Section 11. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

     (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to you.

     (g) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     Section 12.  Miscellaneous.

     (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Premiere Technologies, Inc.,
Attn: President, 3399 Peachtree Road, N.E., Lenox Building, Suite 400, Atlanta, Georgia 30326, (ii) if to the Selling Stockholders, to Mr. Lee Smith and Mr. Marvin Kasoff c/o Mr. Lee Smith, Margolis Duckworth & Funt, P.C., 2045 Westgate Drive, Suite 404, Bethlehem, PA 18017 and Tom Edwards, Amway Corporation, 7575 Fulton Street East, Ada, Michigan 49355, (iii) if to you, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     (b) In the event of a default by a Selling Stockholder as referred to in this Section, you and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

     No action taken pursuant to this Section shall relieve any Selling Stockholder or Selling Stockholders so defaulting from liability, if any, in respect of such default.

     (c) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and you set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of you, your officers or directors, any person controlling you, the Company, its officers or directors, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     (d) Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse you, your directors and officers and any persons controlling you for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

     (e) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, you, your directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from you merely because of such purchase.

     (f) The parties hereto acknowledge that: (i) each person who is executing this Agreement as Attorney on behalf of a Selling Stockholder other than himself is executing this Agreement pursuant to the authority granted to him in the Powers of Attorney; (ii) no Attorney has made any inquiry or investigation with respect to any Selling Stockholder other than himself (if such Attorney is also a Selling Stockholder), and shall not be deemed to be personally making any representations or warranties with respect to any Selling Stockholder other than himself (if such Attorney is also a Selling Stockholder); and (iii) the restrictions set forth in the third paragraph of Section 2 of this Agreement shall only be applicable to any Attorney to the extent of such Attorney's ownership of the Company's securities.

     (g) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

     (h) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and you.


                              Very truly yours,

                              PREMIERE TECHNOLOGIES, INC.

                              By:
                                  --------------------------------------
                                  Title:


                              AS TO SECTION 8 OF THE AGREEMENT:

                              PREMIERE COMMUNICATIONS, INC.

                              By:
                                  --------------------------------------
                                  Title:


                              VOICE-TEL ENTERPRISES, INC.

                              By:
                                  --------------------------------------
                                  Title:


                              VOICECOM SYSTEMS, INC.

                              By:
                                  --------------------------------------
                                  Title:

                              THE SELLING STOCKHOLDERS NAMED IN
                               SCHEDULE I HERETO, EXCLUDING AMWAY
                               CORPORATION, ACTING SEVERALLY

                              By:
                                  --------------------------------------
                                  Attorney-in-fact

                              AMWAY CORPORATION

                              By:
                                  --------------------------------------
                                  Attorney-in-Fact

                              By:
                                  --------------------------------------
                                  Attorney-in-Fact


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:
    ------------------------

    Title:
           -----------------

                                  SCHEDULE I
                                  ----------
                             Selling Stockholders
                             --------------------


                                                                  NUMBER OF
    NAME                                                      SHARES BEING SOLD
    ----                                                      -----------------

    Allan, Barbara Jane                                              32,811
    Allan, Barbara Joan                                               7,153
    Allan, Karin                                                     32,944
    [Amway Corporation]                                            [254,919]
    Automated Messaging, Inc.                                        20,000
    Averette, Preston G. and James R.                                10,417
    Bashinsky, Major                                                 12,000
    Chacho, Michael C.                                                6,000
    Clarke, George G.                                                 3,000
    Clarke IV, Frederick W.                                           3,000
    Dally, Kitty C.                                                  30,000
    Dodson, John & Eileen                                            12,000
    Edwards, Barney                                                   7,323
    [Eil, Mitchell E.]                                               [2,500]
    Ellsworth, David A.                                               7,000
    [Estate of Robert C. McDonald]                                  [34,400]
    Feldstein, David                                                  1,700
    [Field Jr., Marshall]                                           [31,825]
    Gertler, Eugene                                                  74,115
    Ginella, Mark                                                     5,000
    Gold, Neal E.                                                     6,000
    Hebert, Alan D.                                                   3,000
    Hughes, John A.                                                  32,500
    Humphrey, James R. and Betty M.                                   5,000
    Johnson, Henry C. and Mary E. Jt.Ten.                            10,000
    Jewish, Home of Cincinnati                                          500
    Jewish Federation of Cincinnati                                     500
    Kalankiewicz, Edward P.                                           2,800
    Kasoff, Marvin (trust)                                           20,000
    Kasoff, David                                                     8,000
    Larson, Robert A.                                                11,000
    Lee Smith Family                                                 21,989
    Lee Smith Charitable Remainder Unitrust                          20,000
    Lewis, David M.                                                   3,700
    [Lile, Kenneth and Ruth Jt.Ten.]                                [32,197]
    McMillan, Doug                                                    6,000
    Nemic, Thomas E.                                                  5,486
    Nesmith, Robert B.                                               13,645

                                                                  NUMBER OF
    NAME                                                      SHARES BEING SOLD
    ----                                                      -----------------

    Page, Barbara                                                     3,000
    Papagan, Alex                                                     4,000
    Pasarew, Irene                                                   15,312
    Pearsall, Edward P.                                               9,341
    Roaseau, Linda C. (trust)                                         7,500
    [Skiba, David]                                                   [5,000]
    Sweatt, W. David                                                  7,569
    Vaughan, Barbara                                                  3,000
    Vincent, Paul J.                                                 40,000
    Washko, Chris J.                                                 10,000
    Widdoes Enterprises                                              16,695
    Williams, Michael E.                                              1,000
    Woltjer, Thomas D.                                                6,977
    Zee Corp.                                                         2,000
                                                                  ---------
          Total
                                                                  =========

                                    Annex I


D. Gregory Smith
Leonard A. DeNittis
Worldcom, Inc.

                                    Annex II


Premiere Communications, Inc. (FL)
Voice-Tel Enterprises, Inc. (DE)
VTN, Inc. (OH)
Premiere Acquisition Corporation (GA)
Voice-Tel Network Limited Partnership (DE General Partnership)
EBIS Communications, Inc. (GA)
Voice-Tel Canada Limited (Canada)
Voice-Tel Pty Ltd. (Australia & New Zealand)
In-Touch Technologies, Inc. (CA)
Car Zee, Inc. (CA)
VT of Long Island Inc. (NY)
Voice-Net Communications Systems, Inc. (NY)
Brooks-Sloan, Inc. (AL)
AudioInfo, Inc. (TX)
John & Eileen Dodson, Inc. (CA)
MMP Communications, Inc. (CA)
Taft Communications, Inc. (CA)
Voice Partners Company (OH Limited Partnership)
Emjay Enterprises, Inc. (SC)
Program Marketing, Inc. (NC)
Voice Systems of Greater Dayton, Inc. (OH)
BV Communications, Inc. (NC)
Tel-Tek, Inc. (MI)
Service Communications, Inc. (GA)
Voice Mail Services, Inc. (CT)
Houston Telecommunications, Inc. (TX)
Indiana Communicator Incorporated (IN)
Lar-Lin Enterprises, Inc. (KS)
Lar-Lin Investments, Inc. (KS)
Voice-Mail Solutions, Inc. (KS)
Voice-Tel, Inc. (TN)
Inter-Net, Inc. (AK)
Voice Link, Inc. (LA)
Allagash Communications, Inc. (ME)
Stay-In-Touch Technologies, Inc. (CA)
Lauger International, Inc. (MD)
Voice Technology, Inc. (MA)
Gulf States Communications Corporation (AL)
New West Communications, Inc. (NV)
Charp-Tel Enterprises, Inc. (RI)
Rambl Corporation (NH)
Voice-Tel of Northern New Jersey, Inc. (NJ)

DARP, Inc. (NJ)
Voice Telecommunications, Inc. (NY)
Tri-C Communications Corp. (NY)
RGB Enterprises, Inc. (OK)
Voice Message of Northeastern OK, Inc. (OK)
Voice Communications, Inc. (FL)
Interactive Communications Corp. (PA)
Tri-State VMS, Inc. (PA)
Simmoor Corp. (CA)
The Hennig Company (GA)
Voice Management, Inc. (MO)
B & AH of Northwest Florida, Inc. (FL)
E & BH, Inc. (FL)
Voice Tel of South Texas, Inc. (TX)
Caldwell, Inc. (WV)
J.B. Enterprises-Wisconsin, Inc. (WI)
SKRAWKCAB Corporation (PA)
Mitchell E. Eil, Inc. (NY)
G. D. Enterprises, Inc. (MI)
Digicall Cellular Corporation (CA)
Digitele Corporation (CA)
Advanced Resource Technologies, Inc. (NY)
Voice-Tel of Oregon, Inc. (OR)
CommTel/USA, Inc. (FL)
WN Communication Systems, Inc. (TN)

                                   Annex III

                           Significant Subsidiaries


Premiere Communications, Inc. (FL)
Voice-Tel Enterprises, Inc. (DE)
VTN, Inc. (OH)
Premiere Acquisition Corporation (GA)

                                                                       EXHIBIT A


                        [FORM OF OPINION OF FCC COUNSEL]


1. The Company has obtained all authorizations, consents and approvals from the FCC and from state public utility commissions ("PUCs") necessary for the conduct of its business as described in the Registration Statement. All such authorizations, consents and approvals have been duly and validly issued and are in full force and effect and neither the Company, nor any of its subsidiaries, are in violation of any of the terms an conditions of any such authorizations, consents or approvals.

2. There is no outstanding adverse judgment, decree or order that has been issued by the FCC or any state PUC against the Company or any of its subsidiaries or any action, proceeding or investigation pending or threatened by the FCC or any state PUC against the Company or its subsidiaries that would materially and adversely affect the operation of the Company's business as described in the Registration Statement.

3. The statements in the Registration Statement under the captions "Risk Factors--_______________" and "Business--_____________," insofar as such statements purport to describe certain provisions of the Communications Act and rules and regulations of the FCC promulgated thereunder, have been reviewed by us and are correct in all material respects.